Exhibit 10.5

SM ENERGY COMPANY

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

June 10, 2011

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1           Establishment.  SM Energy Company, a Delaware corporation (the “Company”), has established this employee stock purchase plan for employees of the Company or any Subsidiary Corporation (defined below), who are providing material services to the Company, which shall be known as the SM ENERGY COMPANY EMPLOYEE STOCK PURCHASE PLAN (the “Plan”).

1.2           Purpose.  The purpose of the Plan is to enhance stockholder value by attracting, retaining and motivating employees of the Company and of any Subsidiary Corporation by providing them with a means to acquire a proprietary interest in the Company’s success.

ARTICLE II

DEFINITIONS

2.1           Account.  “Account” shall mean the account maintained by the Plan Administrator consisting of payroll deductions with respect to such Participant as adjusted for amounts used to purchase Stock and distributions to the Participant.

2.2           Authorization.  “Authorization” is defined in Section 3.4.

2.3           Base Pay.  “Base Pay” shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments and as further defined in Section 8.1.

2.4           Board.  “Board” shall mean the Board of Directors of the Company.

2.5           Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.6           Employee.  “Employee” shall mean any person who is customarily employed on a full-time or part-time basis by the Company or a Subsidiary Corporation and is regularly scheduled to work more than 20 hours per week.

2.7           Offering.  “Offering” shall mean a semi-annual offering of the Company’s Stock as further described in Section 6.1.

2.8           Offering Commencement Date and Offering Termination Date.  “Offering Commencement Date” and “Offering Termination Date” are defined in Section 6.1.

2.9           Offering Period.  “Offering Period” is defined in Section 6.1.

2.10         Option.  “Option” shall mean a Participant’s right to purchase Stock of the Company as of each Offering Termination Date for each Offering with the accumulated payroll deductions in the Participant’s Account.

2.11         Participant.  “Participant” shall mean an Employee who becomes a Participant by completing an authorization for payroll deduction under Section 3.4.

2.12         Plan Administrator.  “Plan Administrator” shall mean the Vice President—Human Resources or such other person as may be designated from time to time by the Board of the Company.

2.13         Stock.  “Stock” shall mean shares of the Company’s common stock subject to this Plan.

2.14         Subsidiary Corporation.  “Subsidiary Corporation” shall mean any present or future corporation, which (i) would be a “subsidiary corporation” of SM Energy Company as that term is defined in Section 424 of the Code and (ii) is designated by the Committee as a participating subsidiary corporation whose employees may become Participants in the Plan.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1           Initial Eligibility.  Any Employee shall be eligible to participate in Offerings under the Plan that commence on or after the first Offering Commencement Date occurring after the Employee’s commencement of employment with the Company or a Subsidiary Corporation.

3.2           Leave of Absence.  For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee until his or her employment with the Company or a Subsidiary Corporation otherwise terminates.

3.3           Restrictions on Participation.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option,

(a)           if, immediately after the grant, such Employee would own Stock or hold outstanding Options to purchase Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee);

(b)           which permits his or her rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such Option is outstanding; or

(c)           which permits an Employee to purchase in excess of 2,500 shares in such Offering.

3.4           Commencement and Automatic Continuation of Participation.  An Employee who meets the requirements of Section 3.1 may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company (an “Authorization”) and filing it with the Plan Administrator on or before the date set for such purpose by the Plan Administrator, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below).  Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her Authorization becomes effective.  With respect to Offerings under the Plan commencing on or after July 1, 2011, each Participant in the immediately preceding Offering who continues to be an Employee and eligible to participate in the Plan shall automatically be deemed to be a Participant in the next Offering using the same Authorization and corresponding payroll deduction level as was in effect for the immediately preceding Offering, unless the Participant has filed a new Authorization for the next Offering in accordance with Sections 3.4, 7.1, and 7.3 (in which case such new Authorization shall apply to the next Offering), or unless the Participant terminates his or her participation in accordance with Article X or withdraws his or her accumulated payroll deductions in accordance with Section 9.2.  Payroll deductions for a Participant shall continue until the Participant terminates his or her participation in accordance with Article X.

ARTICLE IV

ADMINISTRATION

4.1           Administration.  The Board shall be responsible for administering the Plan and appointing the Plan Administrator.

(a)           The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.  Determinations, interpretations, or other actions made or taken by the Board with respect to the Plan and Options granted under the Plan shall be final and binding and conclusive for all purposes and upon all persons.

(b)           At the discretion of the Board the Plan may be administered by a Committee of two or more non-employee Directors appointed by the Board (the “Committee”).  The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including any persons having any interests in any Options which may be granted under the Plan, or Stock purchased under the Plan.

(c)           Where a Committee has been created by the Board pursuant to this Article IV, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.

(d)           No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

ARTICLE V

STOCK SUBJECT TO THE PLAN

5.1           Number.  The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 5.2, shall be an aggregate of 2,000,000 shares, which number of shares reflects the 500,000 shares originally authorized under the Plan, as adjusted pursuant to Section 5.2 to reflect the two shares-for-one share forward stock split effected in the form of a stock dividend to stockholders of record on August 21, 2000, and the two shares-for-one share forward stock split effected in the form of a stock dividend to stockholders of record on March 21, 2005.  If the total number of shares of Stock for which Options are exercised on any Offering Termination Date in accordance with this Article V exceeds the maximum number of shares of Stock remaining in the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

5.2           Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of shares of Stock set forth in Section 5.1 and the number of shares of Stock set forth in Section 3.3(c) shall be appropriately adjusted by the Board, whose determination shall be conclusive.  In any such case, the number and kind of shares of Stock that are subject to any Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

5.3           Transfer Restrictions on Certain Shares.  Shares of Stock issued under the Plan with respect to Offerings under the Plan commencing on or after January 1, 2010, and prior to July 1, 2011, may not be disposed of by sale, pledge, or any other transfer for a period of six months following the Offering Termination Date upon which such shares are deemed to have been acquired pursuant to Section 9.1, and shares of Stock issued under the Plan with respect to Offerings under the Plan commencing prior to January 1, 2010, and on or after July 1, 2001, may not be disposed of by sale, pledge, or any other transfer for a period of eighteen months following the Offering

Termination Date upon which such shares are deemed to have been acquired pursuant to Section 9.1, except that in any case such shares of Stock may be sold at any time following the death of the Participant or upon the disability of the Participant.  For this purpose, a Participant shall be considered disabled if he or she is unable to perform any substantial portion of the duties for which he or she is employed by the Company for a period of 90 days.  The Company may require that an employee furnish reasonable medical evidence establishing the disability of such employee.  Notwithstanding the foregoing, shares of Stock may be transferred, without consideration, pursuant to the laws of descent and distribution and for customary estate planning purposes and such shares of Stock shall, in the hands of the transferee, continue to be bound by the restrictions set forth in this Section 5.3.  In addition, the foregoing transfer restrictions shall not apply to shares of Stock issued under the Plan with respect to Offerings under the Plan commencing on or after July 1, 2011, and a Participant may sell or otherwise transfer any shares of Stock purchased in such Offerings at any time that the Participant chooses, subject to compliance with securities laws.

5.4           Legend.  The Company may take any steps to restrict the sale of shares of Stock issued to a Participant under this Plan as it determines to be necessary to enforce any applicable restrictions on transfer of such shares of Stock under this Plan, including, without limitation, affixing a legend restricting the sale of the Stock on any certificate therefor.

ARTICLE VI

OFFERINGS

6.1           Semi-Annual Offerings.  The Plan will be implemented by semi-annual offerings of the Company’s Stock (the “Offerings”) commencing on January 1 and July 1 of such year and terminating on June 30 and December 31 of such year, respectively.  The first Offering shall commence on January 1, 1998 and, unless all shares of Stock in the Plan shall have been purchased prior thereto, the last Offering shall commence on July 1, 2017.

As used in the Plan, “Offering Commencement Date” means the January 1 or July 1, as the case may be, on which the particular Offering begins; “Offering Termination Date” means the June 30 or December 31, as the case may be, on which the particular Offering terminates; and “Offering Period” means the period between any Offering Commencement Date and the corresponding Offering Termination Date.

ARTICLE VII

PAYROLL DEDUCTIONS

7.1           Amount of Deduction.  At the time a Participant files his or her authorization for payroll deduction, deductions shall be made from his or her Base Pay in accordance with such authorization on each payday that falls on or after the Offering Commencement Date and on or before the Offering Termination Date during the time he or she is a Participant at the rate of not less than 1% and not more than 15% of his or her Base Pay during the Offering.  If a Participant completed an Authorization for a prior Offering and participated in the immediately preceding Offering, then the level of payroll deductions in place for such immediately preceding Offering pursuant to such Authorization shall remain in effect for the next Offering, unless the Participant elects to terminate his or her participation in the next Offering or files a new Authorization in accordance with Sections 3.4 and 7.3 in which the Participant elects to change the level of payroll deductions for the next Offering, in which case such new Authorization shall apply to the next Offering.  In the case of a part-time hourly Employee, such Employee’s Base Pay during an Offering shall be determined by multiplying such Employee’s hourly rate of Base Pay during the Offering by the number of regularly scheduled hours of work for such Employee during such Offering.

7.2           Participant’s Account.  All payroll deductions made for a Participant shall be credited to his or her Account under the Plan.  A Participant may not make any separate cash payment into such Account.

7.3           Changes in Payroll Deductions.  A Participant may discontinue his or her participation in the Plan as provided in Article X, or on one occasion only during each Offering Period may elect to decrease the percentage of Base Pay of his or her contributions to his or her Account by filing with the Plan Administrator a new payroll deduction authorization, but no other change can be made during an Offering Period.

7.4           Leave of Absence.  If a Participant goes on a leave of absence, such Participant shall have the right to elect either: (a) to withdraw the balance in his or her Account pursuant to Section 9.2 or (b) to remain a Participant in the Plan authorizing deductions to be made from payments by the Company to the Participant during such leave of absence, if any.

ARTICLE VIII

GRANTING OF OPTION

8.1           Number of Option Shares.  On the Commencement Date of each Offering, a Participant shall be deemed to have been granted an Option to purchase shares of the Stock of the Company equal to (i) that percentage of the Employee’s Base Pay that he or she has elected to have withheld (but not in any case less than 1% or more than 15%) multiplied by (ii) the Employee’s Base Pay during the period of the Offering (iii) divided by the lesser of (A) 85% of the market value of Stock on the applicable Offering Commencement Date or (B) 85% of the market value of each share of Stock on the applicable Offering Termination Date.  The market value of the Stock shall be determined as provided in paragraphs (a) and (b) of Section 8.2 below.  An Employee’s Base Pay during the applicable Offering Period shall be determined by multiplying his or her normal weekly Base Pay rate (as adjusted during the Offering Period) by 26 or the hourly rate by 1,040; provided that, in the case of a part-time hourly Employee, the Employee’s Base Pay during the period of an Offering shall be determined by multiplying such Employee’s hourly Base Pay rate by the number of regularly scheduled hours of work for such Employee during such Offering.

8.2           Option Price.  The option price of each share of Stock purchased with payroll deductions made during such Offering for a Participant therein shall be the lower of:

(a)           85% of the closing price of the Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the New York Stock Exchange (“NYSE”); or

(b)           85% of the closing price of the Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NYSE.

If the Stock of the Company is not listed for trading on the NYSE on any of the aforesaid dates for which closing prices of the Stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for that purpose by the Board.

ARTICLE IX

EXERCISE OF OPTION

9.1           Automatic Exercise.  A Participant’s Option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Stock that the accumulated payroll deductions in his or her Account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Stock for which Options have been granted to the Participant pursuant to Section 8.1, in which case such excess accumulated payroll deductions will be returned to the Participant following the Offering Termination Date without interest).

9.2           Withdrawal of Account.  By written notice to the Plan Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her Account at such time.

9.3           Fractional Shares.  Fractional shares will not be issued under the Plan, and any accumulated payroll deductions that would have been used to purchase fractional shares will be retained in the Participant’s Account and applied to the purchase of shares of Stock in the next Offering, unless the Participant has elected to terminate his or her participation in the next Offering or is otherwise ineligible to participate in the next Offering, in which case such remaining accumulated payroll deductions will be promptly returned to the Participant, without interest.

9.4           Transferability of Option.  During a Participant’s lifetime, Options held by such Participant shall be exercisable only by that Participant.

9.5           Delivery of Stock.  As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Stock purchased upon exercise of his or her Option.

ARTICLE X

WITHDRAWAL

10.1         In General.  As indicated in Section 9.2, a Participant may withdraw payroll deductions credited to his or her Account under the Plan at any time by giving written notice to the Plan Administrator of the Company.  All of the Participant’s payroll deductions credited to his or her Account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering.  The Company may, at its option, treat any attempt to borrow by an Employee on the security of his or her accumulated payroll deductions as an election, under Section 9.2, to withdraw such deductions.

10.2         Effect on Subsequent Participation.  A Participant’s withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan that may hereafter be adopted by the Company; provided, however, following any such withdrawal, such Participant must complete a new Authorization in accordance with Section 3.4 to participate in any subsequent Offering.

10.3         Termination of Employment.  Upon termination of the Participant’s employment for any reason, including retirement (but excluding death while in the employ of the Company) prior to the Offering Termination Date, the payroll deductions credited to his or her Account will be returned to him or her.

10.4         Termination of Employment Due to Death.  Upon termination of the Participant’s employment because of his or her death, his or her beneficiary as defined in Section 19.1, or if none is designated, his or her estate, shall have the right to elect by written notice given to the Plan Administrator of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of the death of the Participant either:

(a)           to withdraw all of the payroll deductions credited to the Participant’s Account under the Plan, or

(b)           to exercise the Participant’s Option for the purchase of Stock on the Offering Termination Date next following the date of the Participant’s death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the Participant’s Account at the date of the Participant’s death will purchase at the applicable option price, and any excess in such Account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the office of the Plan Administrator of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant’s Option.

10.5         Leave of Absence.  A Participant on leave of absence shall, subject to the election made by such Participant pursuant to Section 7.4, continue to be a Participant in the Plan so long as such Participant remains an Employee.

ARTICLE XI

INTEREST

11.1         Payment of Interest.  No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any Participant, including money which is distributed to an Employee or his or her beneficiary pursuant to any provision of this Plan.

ARTICLE XII

NO RIGHT TO EMPLOYMENT

Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary Corporation to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation.

ARTICLE XIII

AMENDMENT, MODIFICATION, AND

TERMINATION OF THE PLAN

The Board may at any time terminate and from time to time may amend or modify the Plan.  Any amendment or modification of the Plan by the Board may be accomplished without approval of the stockholders of the Company, except in the event that stockholder approval of such amendment or modification is required by any law or regulation governing the Company.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Participant holding the Option.

ARTICLE XIV

ACQUISITION, MERGER OR LIQUIDATION

14.1         Acquisition.

(a)           In the event that an Acquisition occurs with respect to the Company, the Company may, but shall not be required to, cancel an Offering and all Options outstanding as of the effective date of such Acquisition, whether or not such Options are then exercisable. In that event, the payroll deductions credited to the Account of each Participant shall be returned to him or her.  If the Company does not elect to cancel the Offering, such Offering shall terminate on the day immediately prior to the effective date of the Acquisition and such date shall be considered the Offering Termination Date for the Offering.

(b)           For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities.  For purposes of this section, a controlling amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company.  The Company shall have the above option to cancel an Offering and all Options regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise.

(c)           Where the Company does not exercise its option to terminate an Offering and all Options under this Section 14.1, the remaining provisions of this Article XIV shall apply, to the extent applicable.

14.2         Merger or Consolidation.  If the Company shall be the surviving corporation in any merger or consolidation, any Offering shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation, provided that the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger.

14.3         Other Transactions.  A dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation (the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger) shall cause every Offering outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. In that event, the payroll deductions credited to the Account of each Participant shall be returned to him or her.

ARTICLE XV

SECURITIES REGISTRATION

15.1         Securities Registration.  In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Participant shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

15.2         Representations.  Unless the Company has determined that the following representation is unnecessary, each person participating in an Offering may be required by the Company, as a condition to the issuance of the shares of Stock pursuant to such Offering to make a representation in writing (i) that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act of 1933, and (ii) that before any transfer in connection with the resale of such shares, he or she will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred without registration thereof.  The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.  To the extent permitted by law, including the Securities Act of 1933, nothing herein, except for the transfer restrictions set forth in Section 5.3 (to the extent that they remain applicable), shall restrict the right of a Participant to sell the shares received in an open market transaction.

ARTICLE XVI

TAX WITHHOLDING

Whenever shares of Stock are to be issued pursuant to an Offering, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any.

ARTICLE XVII

INDEMNIFICATION

To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee and the Plan Administrator shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or a Subsidiary Corporation may have to indemnify them or hold them harmless.

ARTICLE XVIII

REQUIREMENTS OF LAW

18.1         Requirements of Law.  The granting of Options pursuant to an Offering and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2         Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XIX

MISCELLANEOUS

19.1         Designation of Beneficiary.  A Participant may file a written designation of a beneficiary who is to receive any Stock or cash.  Such designation of beneficiary may be changed by the Participant at any time by written notice to the Plan Administrator of the Company.  Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant’s death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Stock or cash to such beneficiary.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Stock or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock or cash to the spouse or to any one or more dependents of the Participant as the Company may designate.  No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

19.2         Transferability.  Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or as provided in Section 19.1.  Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9.2.

19.3         Use of Funds.  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

19.4         Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

ARTICLE XX

EFFECTIVE DATE OF PLAN

The Plan shall be effective on January 1, 1998.

THIS EMPLOYEE STOCK PURCHASE PLAN was adopted on September 18, 1997, by the Board of Directors of SM Energy Company, then named St. Mary Land & Exploration Company, to be effective upon adoption, and has been subsequently amended by the Board of Directors of the Company on February 27, 2001, February 18, 2005, September 25, 2009, December 30, 2009, July 30, 2010, and March 31, 2011.

The Plan was approved by the Company’s stockholders at the Company’s 1998 annual meeting of stockholders.

SM ENERGY COMPANY

By:	/s/ ANTHONY J. BEST

Title:	Chief Executive Officer and President